Exhibit 10.40

August 16, 2013

VIA HAND DELIVERY

Edward M. Krell

Chief Executive Officer

Destination Maternity Corporation

456 North Fifth Street

Philadelphia, PA 19123

Re:  Executive Employment Agreement dated as of July 16, 2009 (as amended April 27, 2010, August 10, 2011, November 22, 2011 and November 14, 2012, the "Agreement") by and between Destination Maternity Corporation (the "Company") and Ronald J. Masciantonio.

Dear Ed:

Reference is hereby made to the above referenced Agreement.

As we have agreed, effective immediately, in connection with the promotion of Kristen D. Han to the position of Vice President & General Counsel of the Company (reporting to me), I voluntarily relinquish the title of “General Counsel” and accept the title “Executive Vice President & Chief Administrative Officer.”  I do so with the understanding that my authority and duties at the Company will not be materially and adversely altered by this change in title and, thus, I hereby agree that this change in title will not constitute “Good Reason” under my Agreement.

Regards,

/S/ RONALD J. MASCIANTONIO
Ronald J. Masciantonio